Exhibit 10.2

DEED POLL INDEMNITY

          This DEED POLL INDEMNITY (this “Deed Poll”) is dated July 1, 2010 and made by XL Capital Ltd, a Cayman Islands exempted company (the “Indemnitor”), acting unilaterally in respect of each individual who has not entered into a separate indemnification agreement with the Indemnitor but is serving as an officer, director, employee, or other executive of XL Group plc, an Irish public limited company (“Parent”) or is serving at the request of Parent as an officer, director, employee, or other executive of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) (such individual, an “Indemnitee”). Capitalized terms used but not otherwise defined in this Deed Poll shall have the respective meanings ascribed to such terms in Section 11.

          NOW, THEREFORE, the Indemnitor hereby declares, undertakes and agrees as follows:

1. Indemnification for Proceedings by or in the Name of Parent.

          (a) Eligibility. Except as limited by Section 9, Indemnitee shall be entitled to the indemnification rights provided in this Section 1 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of Parent to procure a judgment in its favor by reason of the fact that Indemnitee is or was an officer, director, employee or other executive of Parent, or is or was serving at the request of Parent as an officer, director, employee or other executive of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Deed Poll.

          (b) Indemnity. Except as limited by Section 9, pursuant to this Section 1(b), Indemnitee shall be indemnified to the fullest extent permitted under Cayman Islands law against all judgments, fines, amounts paid in settlement and Expenses incurred by Indemnitee in connection with such Proceeding referred to in Section 1(a) above if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Parent or any such entity (including another corporation, partnership, joint venture, trust or employee benefit plan) served by Indemnitee at the request of Parent; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which such Indemnitee shall have been found, in a final and non-appealable judgment of a court of competent jurisdiction, to be liable for willful neglect or willful default in the performance of such Indemnitee’s duty to Parent or such other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) served by Indemnitee at the request of Parent, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such judgments, fines, amounts paid in settlement and Expenses as such court shall deem proper.

          2. Indemnification for Proceedings Other than Proceedings by or in the Right of Parent.

          (a) Eligibility. Except as limited by Section 9, each Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of Parent, to which Section 1 above shall apply) by reason of the fact that Indemnitee is or was an officer, director, employee, or other executive of Parent, or is or was serving at the request of Parent as an officer, director, employee, or other executive of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Deed Poll.

          (b) Indemnity. Except as limited by Section 9, pursuant to this Section 2(b), Indemnitee shall be indemnified to the fullest extent permitted under Cayman Islands law against all judgments, fines, amounts paid in settlement and Expenses incurred by Indemnitee in connection with such Proceeding referred to in Section 2(a) above if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Parent, or such other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) served by Indemnitee at the request of Parent and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          3. Indemnification for Expenses of Successful Party. Notwithstanding the limitations of Sections 1 and 2 above, to the fullest extent permitted by Cayman Islands law and to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Indemnifiable Proceeding or in defense of any claim, issue or matter therein, or if it is determined in a final and non-appealable judgment by a court of competent jurisdiction that Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitor shall indemnify Indemnitee against all Expenses incurred in connection with such Indemnifiable Proceeding.

          4. Partial Indemnification. Except as limited by Section 9, if Indemnitee is entitled under any provision of this Deed Poll to indemnification by the Indemnitor for some or a portion of the judgments, fines, amounts paid in settlement or Expenses incurred in connection with any Indemnifiable Proceeding, but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify Indemnitee for the portion of such judgments, fines, amounts paid in settlement and Expenses incurred to which Indemnitee is entitled to indemnification.

          5. Advancement of Expenses. Except as limited by Section 9, to the fullest extent permitted under Cayman Islands law, all Expenses incurred by Indemnitee in defending against an Indemnifiable Proceeding under Section 1 or 2 in advance of the final disposition of such Indemnifiable Proceeding shall be paid by the Indemnitor at the request of Indemnitee. Pursuant to Section 12, Indemnitee must submit to the Secretary of the Indemnitor a written request (i) reasonably evidencing the Expenses incurred by Indemnitee and (ii) including or accompanied by an undertaking, by or on behalf of Indemnitee, to reimburse such amounts to the Indemnitor if it is finally determined in a final and non-appealable judgment of a court of competent jurisdiction that

Indemnitee is not entitled to be indemnified against such Expenses by the Indemnitor as provided by this Deed Poll or otherwise. Indemnitee’s undertaking to reimburse any such amounts shall not be required to be secured and shall be interest free. Each payment of Expenses by the Indemnitor shall be made within 10 calendar days after the receipt by the Indemnitor of a valid written request for advancement of Expenses.

          6. Determination Whether to Indemnify.

          (a) To receive indemnification under this Deed Poll, Indemnitee must submit a written request to the Indemnitor to provide such indemnification. Such request shall include documentation or information reasonably available to Indemnitee that provides a reasonably detailed description of the facts and circumstances of the request for indemnification. Upon such request, the entitlement of Indemnitee to indemnification shall be determined by one of the following not later than 45 calendar days after receipt by the Indemnitor of a written request for indemnification or, if Independent Counsel makes the determination of entitlement to indemnification under this Section 6(a), within 45 calendar days of agreement on the identity of such Independent Counsel:

(i)	the Board of Directors of the Indemnitor (the “Indemnitor Board”) by a majority vote of Disinterested Directors constituting a quorum of the Indemnitor Board;

(ii)	a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors constituting a quorum of the Indemnitor Board; or

(iii)

if the number of Disinterested Directors on the Indemnitor Board does not constitute a quorum of the Indemnitor Board, or if a majority of Disinterested Directors constituting such a quorum so direct, by Independent Counsel in a written opinion to the Indemnitor Board and board of directors of Parent (the “Parent Board”), a copy of which shall be delivered to Indemnitee.

The decision as to which of clauses (i), (ii) and (iii) shall apply to the determination in any particular case shall be made upon the approval of a majority of the Disinterested Directors of the Indemnitor Board (even if less than a quorum), or by the sole Disinterested Director if there is then only one.

          (b) Any Independent Counsel selected for purposes of Section 6(a) shall be selected by the Indemnitor Board and approved by Indemnitee (such approval not to be unreasonably withheld, conditioned or delayed). Upon failure of the Indemnitor Board to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction.

          (c) If the person or persons or entity making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably allocate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

          7. Effect of Determination Whether to Indemnify or to Advance Expenses. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Indemnitor within 45 days after a written claim has been received by the Indemnitor (or, if Independent Counsel makes the determination of entitlement to indemnification under Section 6(a), within 45 calendar days of agreement on the identity of such Independent Counsel), Indemnitee shall be entitled to seek final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment of Expenses. The determination in any such judicial Proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification. The Indemnitor shall not oppose Indemnitee’s right to seek any such adjudication or any other claim. If a determination is made or deemed to have been made that Indemnitee is entitled to indemnification, the Indemnitor shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Indemnitor further agrees to stipulate in any such court that the Indemnitor is bound by all the provisions of this Deed Poll and is precluded from making any assertions to the contrary. If such court shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Indemnitor shall also pay all Expenses incurred by Indemnitee in connection with such adjudication (including any appellate Proceedings).

          8. Duration.

          (a) This Deed Poll shall take effect on and be deemed to be delivered as a deed at the effective time of the scheme of arrangement under Cayman Islands law (the “Scheme of Arrangement”) pursuant to which the ordinary shareholders of the Indemnitor become ordinary shareholders of Parent and the Indemnitor becomes a subsidiary of Parent.

          (b) This Deed Poll shall continue and remain in force and effect until and shall expire on the earlier of the date on which the Indemnitor shall have (i) performed all its obligations and discharged its liabilities hereunder or (ii) terminated this Deed Poll.

          9. Rights to Indemnification.

          (a) Indemnification and advancement of Expenses provided by this Deed Poll shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled, including under any other agreement or provision of the memorandum of association and articles of association of Parent (the “Parent Governing Documents”), the memorandum of association and articles of association of the Indemnitor (the “Indemnitor Governing Documents”), or the governing documents of any other entity served by Indemnitee at the request of Parent. Nothing in this Deed Poll shall be deemed to limit or impair in any way any right of Indemnitee with respect to indemnification, advancement of expenses or exculpation under the Indemnitor Governing Documents as in effect prior to effectiveness the Scheme of Arrangement.

          (b) Notwithstanding anything to the contrary contained in this Deed Poll, no indemnification or advancement of Expenses shall be paid hereunder to Indemnitee by the Indemnitor for which such indemnification or advancement of Expenses, as applicable, is actually made or then due to Indemnitee (i) under an insurance policy; (ii) under a valid and enforceable provision of the Parent Governing Documents, the Indemnitor Governing Documents or the

governing documents of any other entity served by Indemnitee at the request of Parent; (iii) pursuant to an agreement of Parent, to the extent permitted by law, or the Indemnitor or any other entity served by Indemnitee at the request of Parent; or (iv) where such payment is actually made to Indemnitee by Parent in its discretion to the extent permitted by law, except, in each case, in respect of any amounts indemnifiable hereunder exceeding the payment or payments made under clauses (i) through (iv) of this paragraph.

          (c) Except with respect to an Indemnifiable Proceeding pursuant to Section 7 above, no indemnification or advancement of Expenses shall be paid to Indemnitee by the Indemnitor in connection with a Proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, unless such Proceeding (or part thereof) initiated by Indemnitee was authorized by the Parent Board.

          10. Nature of Indemnity.

          (a) The Indemnitor assumes the obligations hereunder in consideration of each Indemnitee’s service as an officer, director, employee or other executive of Parent or Indemnitee’s service at the request of Parent as officer, director, employee or other executive of any other entity. An Indemnitee shall be deemed to be “serving at the request of Parent” or to have “served at the request of Parent” (or any similar construction of similar meaning) to the extent such Indemnitee is serving or has served as an officer, director, employee or executive of any subsidiary of Parent, and Indemnitee shall be deemed to be so serving or have so served without any express (whether written or otherwise) evidence of such request, unless clear evidence to the contrary exists and is provided by Parent.

          (b) This Deed Poll is made for the benefit of Indemnitees severally, and the rights granted under this Deed Poll shall be a contract right and as such shall run for the benefit of each Indemnitee.

          11. Certain Definitions.

          (a) “Disinterested Director” means a director of the Indemnitor who is not and was not a party to the Indemnifiable Proceeding in respect of which indemnification is being sought by Indemnitee.

          (b) “Expenses” includes expenses actually and reasonably incurred in connection with the defense or settlement of any Proceeding, and appeals, attorneys’ and other advisors’ fees and expenses (including retainers and disbursements and advances thereon), witness fees and expenses, expenses relating to any bond, and any expenses relating to establishing a right to indemnification or advancement hereunder, but shall not include the amount of judgments, penalties, fines or amounts paid in settlement.

          (c) “Indemnifiable Proceeding” means any Proceeding of the type described in Sections 1, 2 or 7.

          (d) “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and at the relevant time is not, and for the prior five years has not been, retained to represent: (i) the Indemnitor, Parent or Indemnitee (or their respective affiliates) in any matter material to any such party, or (ii) any other party to the Indemnifiable Proceeding (or their respective affiliates) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Indemnitor, Parent or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Deed Poll.

          (e) “Proceeding” includes any actual, threatened, pending or completed investigation, action, suit or other proceeding, whether of a civil, criminal, administrative, arbitral, investigative, legislative or other nature.

          12. Notices. All notices, requests, demands and other communications under this Deed Poll shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt; (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked; or (iii) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent, in each case, to the following address:

Corporate Secretary
XL Capital Ltd
XL House, One Bermudiana Road
Hamilton, Bermuda HM 08
Fax: (441) 294-7307

          The Indemnitor waives notice of acceptance of this Deed Poll by any Indemnitee.

          13. Assignment.

          (a) No Indemnitee may assign its rights, interests or obligations under this Deed Poll to any other person (except by operation of law) without the prior written consent of the Indemnitor.

          (b) The obligations under this Deed Poll may, at the option of the Indemnitor, be assigned or transferred to, or assumed by, a successor company of the Indemnitor (whether by merger, consolidation, scheme of arrangement or amalgamation or otherwise), a parent company of the Indemnitor or a company to which all or substantially all of the assets and business of the Indemnitor are transferred.

          14. Amendment or Termination. The Indemnitor may amend or terminate this Deed Poll at any time provided that any amendment or termination of this Deed Poll shall be prospective only and shall not limit the rights of any Indemnitee or the obligations of the Indemnitor with respect to any Indemnifiable Proceeding arising from or related to any action indemnified pursuant to Section 1 or Section 2 of this Deed Poll taken by an Indemnitee prior to such amendment or termination.

          15. Governing Law. This Deed Poll shall be interpreted and enforced in accordance with the laws of the Cayman Islands.

[Signature page follows.]

          IN WITNESS WHEREOF, this Deed Poll has been duly executed by the Indemnitor as a deed by the Indemnitor and shall take effect on the day and year first above written.

XL CAPITAL LTD

By:	/s/ Kirstin Romann Gould

	Name:	Kirstin Romann Gould
	Title:	Executive Vice President,
General Counsel & Secretary

Address:	XL House
One Bermudiana Road
Hamilton HM 08
Bermuda

Facsimile:	(441) 294-7307